SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     October 13, 2004

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification Number

1-8788	SIERRA PACIFIC RESOURCES Nevada P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358

1-4698	NEVADA POWER COMPANY Nevada 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0045330

0-508	SIERRA PACIFIC POWER COMPANY Nevada P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0044418

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

8.01 Other Events.

On July 22, 2004, the Federal Energy Regulatory Commission (FERC) issued an order granting the request of Nevada Power Company and Sierra Pacific Power Company (the Utilities), both wholly-owned subsidiaries of Sierra Pacific Resources, for an expedited hearing to review Enron’s termination of the energy contracts entered into between the Utilities and Enron under the Western Systems Power Pool Agreement. Hearings were scheduled to begin on October 25, 2004 and an initial decision was expected from the FERC by December 31, 2004.

However, on October 12, 2004, after learning on the same day that Enron had not produced and would not be able to produce by the scheduled October 25 hearing date approximately 900,000 documents and approximately 84,000 emails that are potentially responsive to required responses to document requests, the Utilities filed an emergency motion to delay the hearings to ensure that hearings will be based on a full record after adequate time for discovery. All parties in the dispute supported the delay.

As a result, on October 13, 2004, the Chief Administrative Law Judge at the FERC suspended the prior deadline for an initial decision in the matter from December 31, 2004 to February 14, 2005. The hearing has been rescheduled for the week of December 13, 2004. The Utilities are unable to predict the outcome of this FERC proceeding.

Section 9 — Financial Statements and Exhibits

9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.
           None.

(b) Pro forma financial information.
           None.

(c) Exhibits.
           None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: October 14, 2004	By:	/s/ John E. Brown
John E. Brown
Vice President and Controller

Nevada Power Company (Registrant)
Date: October 14, 2004	By:	/s/ John E. Brown
John E. Brown
Vice President and Controller

Sierra Pacific Power Company (Registrant)
Date: October 14, 2004	By:	/s/ John E. Brown
John E. Brown
Vice President and Controller